A. M. Castle & Co.
Supplement: Q1 2013 Earnings Conference Call

April 30, 2013

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as "believe," "expect," "anticipate," "intend," "goal," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Regulation G & Other Cautionary Notes

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

Overview and Update on Performance Improvement Plan | Goals and Actions

Goals	Action Steps	April Update
Vertical sales teams	• Replace Commercial Units with sales teams focused on our three end markets – Aerospace, Industrial, and Oil & Gas • Implement enhanced sales incentive program	• Reorganized sales teams around the targeted vertical end markets • Implemented new sales incentive plan for 2013
Operating functions	• Assign new group leadership over operations and sourcing • Implement Continuous Improvement program for consistency and improved on-time delivery	• Hired VP Strategic Sourcing, effective February • Named Interim VP Operations and announced re-organized operations team
Realign facility footprint	• Planned consolidation of five metals facilities into existing network	• Implementing transition plans for 5 warehouses to be consolidated in 1H2013 • Transition plans are ahead of schedule
Corporate streamlining	• Restructure back office and shared services functions to eliminate redundancies and focus on continuous improvement	• Executed initial plans to streamline corporate functions

Timing: Branch consolidation activity expected to be completed in Q2 2013.

Profit Improvement Goal April Update

$33 million of identified run-rate improvements planned to be implemented in 2013.

$10M	Branch realignment	• Plan to consolidate five branches into existing network in 1H 2013 • Consolidate selected operations functions
$5M	Corporate streamlining	• Centralize activities in Finance, HR, and IT • Reorganize marketing and sales management structures
$6M	Strategic sourcing	• Continue to leverage purchasing opportunities in non-metal costs such as transportation, freight, and outside services
$12M	Gross margin enhancement	• Leverage metal sourcing and strategic pricing opportunities

April Update

- Initial improvement estimates and time frames remain on track and as planned.

Total profit improvement goal: $33 million

– Approximately $3 million of pre-tax charges were incurred in Q1 and the remaining $7 million are expected to be incurred in Q2 of 2013 for lease extrication and other facility consolidation costs.

Selected Results – Q1 2013

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Three Months Ended March 31		
Unaudited	2013	2012	Change
Net Sales	$ 292.7	$ 362.9	(19.3)%
Metals	*$ 258.4*	*$ 331.9*	*(22.1)%*
Plastics	*$ 34.3*	*$ 31.0*	*10.6%*
Gross Material Margins	25.0%	27.3%	
Operating Expenses	$ 74.3	$ 80.8	8.0%
Operating Expense Margin	25.4%	22.3%	
Operating Income	$ (1.0)	$ 18.2	(105.5)%
Operating Income Margin	(0.3)%	5.0%	
Interest Expense, net	$ 10.2	$ 21.5	52.6%
Effective Tax Rate	10.2%	149.0%	
EBITDA[1]	$ 4.8	$ 28.2	(83.0)%
EBITDA Margin	1.6%	7.8%	
Net Loss, as Reported	$ (10.6)	$ (4.3)	(146.5)%
Net Loss per diluted share, as Reported	$ (0.46)	$ (0.19)	(142.1)%
Adjusted Non-GAAP Net (Loss) Income[2]	$ (8.1)	$ 6.8	(219.1)%
Adjusted Non-GAAP Net (Loss) Income per diluted share[2]	$ (0.35)	$ 0.28	(225.0)%

[1] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.
[2] Non-GAAP net income adjustments relate to unrealized (gains) losses on commodity hedges, restructuring charges and unrealized loss on debt conversion option. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share and Days)	3 Months Ended March 31,	
Unaudited	2013	2012
Cash From (Used in) Operations	$ 32.6	$ (24.4)
Cash Paid for CapEx	$ (1.9)	$ (3.1)
Avg Days Sales in Inventory	173.4	155.1
Avg Receivables Days Outstanding	50.5	47.8

SELECTED CONSOLIDATED RESULTS ($ are in Millions) *Unaudited*	As of March 31, 2013	As of December 31, 2012
Total Debt (net of unamortized discounts)[1]	$ 266.7	$ 297.1
Cash and Cash Equivalents	21.4	21.6
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 245.3	$ 275.5
Net Debt to Total Capital	41.3%	43.4%

[1] Includes balance of $8.8 million and $40 million under the revolving credit facilities at March 31, 2013 and December 31, 2012, respectively.

APPENDIX

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of First Quarter Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss for the Three Months Ended March 31: *($ are in millions, except per share data)* *Unaudited*	2013	2012
Net Loss, as reported	$(10.6)	$ (4.3)
Unrealized loss on Debt Conversion Option	—	11.3
Restructuring Charges	3.0	—
Unrealized Losses (Gains) on Commodity Hedges	1.0	(0.4)
Tax Effect of Adjustments	(1.5)	0.2
Adjusted Non-GAAP Net (Loss) Income	$ (8.1)	$ 6.8
Adjusted Non-GAAP Basic (loss) Income Per Share	$ (0.35)	$ 0.29
Adjusted Non-GAAP Diluted (Loss) Income Per Share	(0.35)	0.28

[1] Amounts differ from previously reported first quarter 2012 'Adjusted non-GAAP net income' due to the inclusion of the adjustment for unrealized (gains) losses on commodity hedges.

Non-GAAP Reconciliation

Reconciliation of Adjusted EBITDA to Net Loss *($ are in millions, except per share data)* *Unaudited*	For the Three Months Ended March 31, 2013	2012
Net Loss	$ (10.6)	$ (4.3)
Depreciation and Amortization Expense	6.6	6.6
Interest Expense, Net	10.2	10.2
Interest Expense – Unrealized Loss on Debt Conversion Option	—	11.3
Income Taxes	(1.4)	4.4
EBITDA	4.8	28.2
Non-GAAP Net Income Adjustments [1]	4.0	(0.4)
Adjusted EBITDA	$ 8.8	$ 27.8

[1] Non-GAAP net income adjustments relate to unrealized (gains) losses for commodity hedges and restructuring charges.

Thank You

NYSE: CAS